UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2009

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On September 30, 2009, Conexant Systems, Inc. ("Conexant") issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference to any filing of Conexant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On August 26, 2009, Conexant commenced a tender offer for $73 million of its Floating Rate Senior Secured Notes due November 2010 (the "Notes"). The tender offer was oversubscribed and on September 30, 2009 Conexant purchased $73 million of the Notes on a pro rata basis. On September 29, 2009, Conexant also purchased an additional $7 million of the Notes in a private transaction.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press Release of Conexant Systems, Inc. dated September 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

September 30, 2009	By:	Jean Hu

Name: Jean Hu
Title: Chief Financial Officer, Senior Vice President Business Development, and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Conexant Systems, Inc., dated September 30, 2009